UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 18, 2009

UNITED STATES HEATING OIL FUND, LP

(Exact name of registrant as specified in its charter)

Delaware	001-34016	20-8837345

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145
Alameda, California 94502

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(510) 522-3336

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference are the audited Consolidated Financial Statements of United States Commodity Funds LLC (the “General Partner”), the general partner of the United States Heating Oil Fund, LP (the “Registrant”), for the six-month period ending June 30, 2009 and a restatement of the audited Consolidated Financial Statements of the General Partner for the fiscal year ended December 31, 2008. The audited Consolidated Financial Statements of the General Partner were restated to accurately reflect the accounting for income taxes of the General Partner after its management concluded that there were errors associated with the accounting for income taxes.  Although the General Partner was formed as a single-member limited liability company, which is a disregarded entity for federal income tax purposes, it filed an election with the Internal Revenue Service to be treated as an association taxable as a corporation.  As a result of the error in accounting for income taxes as a single-member limited liability company rather than as a corporation, certain items including the income tax payable, member distributions, income tax provision (benefit) and due from and to the General Partner’s parent have been restated for the fiscal year ending December 31, 2008.  The cumulative effect from the error on member’s equity of the General Partner as of December 31, 2007 was $(140,441).  The significant effects of the restatement are included in Note 9 to the General Partner’s consolidated financial statements.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 23.1	Consent of Independent Registered Public Accounting Firm.

Exhibit 99.1	Audited Consolidated Financial Statements of the General Partner for the six-month period ending June 30, 2009 and the fiscal year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES HEATING OIL FUND, LP
	By:	United States Commodity Funds LLC, its general partner
Date: August 18, 2009	By:	/s/ Howard Mah
	Name:	Howard Mah
	Title:	Chief Financial Officer